Exhibit 1.1

8POINT3 ENERGY PARTNERS LP

Class A shares Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$125,000,000

Equity Distribution Agreement

January 30, 2017

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

One Bryant Park

New York, New York 10036

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”) and 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “YieldCo Parties”), confirm their agreement (this “Agreement”) with Goldman, Sachs & Co. (“Goldman”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Mizuho Securities USA Inc. (“Mizuho”) (each a “Manager” and, collectively, the “Managers”) as follows:

1. Description of Shares. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, Class A shares representing limited partner interests in the Partnership (the “Class A shares”) having an aggregate gross sales price of up to $125,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership hereby appoints the Managers as the exclusive agents of the Partnership for the purpose of soliciting purchases of the Shares from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The YieldCo Parties, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Form S-3. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement (File Number 333-212366) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of Class A shares, including the Shares, and other securities of the Partnership. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, was declared effective on September 1, 2016 and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the YieldCo Parties, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Partnership shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus will contain all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Partnership in writing by the Managers relating to the Managers expressly for use therein.

(b) Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Class A shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the YieldCo Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the YieldCo Parties by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the YieldCo Parties by the Managers specifically for use therein.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus and at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Ineligible Issuer. For purposes of each offering of the Shares pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(g) Notice of Other Sales. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus in connection with offers or sales of Shares pursuant to this Agreement.

(h) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i) Regulation M. The Class A shares constitute an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j) Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

(k) Offering Materials. Neither of the YieldCo Parties has distributed or will distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Managers and identified in Schedule I hereto.

(l) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act.

(m) No Material Adverse Change in Business. None of the YieldCo Parties, 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo”), and the other direct and indirect subsidiaries of the Partnership (the “Subsidiaries” and collectively with the YieldCo Parties and OpCo, the “YieldCo Entities”) has sustained, since the date of the latest audited financial statements included in the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect (as defined below) or materially interfere with or delay the consummation of this Agreement. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (A) any change in the partnership or limited liability company interests, as applicable, of any of the YieldCo Entities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) any material change in the long-term debt of any of the YieldCo Entities, (C) any material adverse change, or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), management, earnings, business or properties of the YieldCo Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus or (D) any dividend or distribution of any kind declared, paid or made by any YieldCo Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(n) Title to Property. The YieldCo Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as described in the Registration Statement, the Disclosure Package and the Prospectus or as do not materially interfere with the use made and proposed to be made of such property by the YieldCo Entities; and any real property and buildings held under lease by any of the YieldCo Entities are held by them under valid, subsisting and enforceable leases or subleases with such limitations on the YieldCo Entities as are not material and do not interfere with the use made and proposed to be made of such leased real property by the YieldCo Entities.

(o) Rights-of-Way. Each of the YieldCo Entities has, and as of each Settlement Date will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each of the YieldCo Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, operations, condition (financial or otherwise) or prospects of the YieldCo Entities taken as a whole or (ii) prevent the consummation of the transactions contemplated by this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(p) Good Standing of the YieldCo Entities. Each of the YieldCo Entities has been duly organized, is validly existing as a limited partnership, limited liability company or other business entity in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to enter into and perform its obligations under this Agreement, own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has been duly qualified as a foreign limited partnership, limited liability company or other business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect.

(q) Subsidiaries. As of November 30, 2016, the only subsidiaries of the Partnership are (i) the subsidiaries listed on Exhibit 21 to the Registration Statement and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(r) General Partner LLC Agreement. The Amended and Restated Limited Liability Company Agreement of the General Partner has been duly authorized, validly executed and delivered by 8point3 Holding Company, LLC, a Delaware limited liability company and the managing member of the General Partner (“Holdings”), and is a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles.

(s) Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended or restated at or prior to each Settlement Date, the “Partnership Agreement”) has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles.

(t) OpCo LLC Agreement. The Amended and Restated Limited Liability Company Agreement of OpCo (as the same may be amended or restated at or prior to each Settlement Date, the “OpCo LLC Agreement”) has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles.

(u) Power and Authority of the General Partner. The General Partner has, and as of each Settlement Date will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(v) Ownership of the General Partner Interest. The General Partner is the sole general partner of the Partnership. The General Partner owns a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and as of each Settlement Date will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns, and as of each Settlement Date will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, pledges, mortgages or restrictions on transfer (“Liens”) except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(w) Ownership of OpCo by the Partnership. As of the Execution Time, the Partnership owns (i) 28,072,680 common units representing limited liability company interests in OpCo (“OpCo Common Units”) and (ii) a non-economic managing member interest in OpCo (the “OpCo Managing Member Interest” and, together with the OpCo Common Units, the “OpCo Interests”); such OpCo Interests have been duly authorized and validly issued in accordance with the OpCo LLC Agreement; and as of each Settlement Date, the Partnership will own such OpCo Interests free and clear of all Liens except for restrictions on transferability contained in the OpCo LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(x) Valid Issuance of OpCo Common Units. The OpCo Common Units (and the limited liability company interests represented thereby) to be purchased by the Partnership from OpCo in connection with any issuance of the Shares as contemplated by this Agreement have been duly authorized by all requisite limited liability company action on the part of OpCo under the DLLCA and, when issued and delivered by OpCo to the Partnership against payment therefor, will be validly issued in accordance with the OpCo LLC Agreement and will be fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).

(y) Capitalization. As of the Execution Time, (i) the issued and outstanding partnership interests of the Partnership consists of 28,072,680 Class A shares, 51,000,000 Class B shares representing limited partner interests in the Partnership (“Class B shares”) and the General Partner Interest, and other than the Sponsor Shares (as defined below), the Shares will be the only limited partner interests in the Partnership issued and outstanding, and (ii) the issued and outstanding limited liability company interests of OpCo consists of 43,572,680 OpCo Common Units, 35,500,000 subordinated units representing limited liability company interests in OpCo (“OpCo Subordinated Units”), the OpCo Managing Member Interest and the incentive distribution rights in OpCo (“IDRs”), and other than the Sponsor Units (as defined below) and the IDRs, the 28,072,680 OpCo Common Units and the OpCo Managing Member Interest owned by the Partnership are the only limited liability company interests in OpCo issued and outstanding.

(z) Equity Method Investments. Other than (i) the General Partner’s direct ownership of the General Partner Interest, (ii) the Partnership’s direct or indirect ownership of the Subsidiaries, (iii) OpCo’s indirect ownership of 49% of the limited liability company interests of SG2 Holdings, LLC (“SG2 Holdings”), NS Solar Holdings, LLC (“North Star Holdings”), Lost Hills Blackwell Holdings, LLC (“Lost Hills Holdings”) and Parrey Holding

Company, LLC (“Henrietta Holdings”) and 34% of the limited liability company interests of FSAM DS Holdings, LLC (“Stateline Holdings”), (iv) SG2 Holdings’ direct ownership of all of the limited liability company interests of SG2 Imperial Valley LLC, (v) North Star Holdings’ direct ownership of all of the limited liability company interests of North Star Solar, LLC, (vi) Lost Hills Holdings’ direct or indirect ownership of all of the limited liability company interests of Lost Hills Solar Holdco, LLC, Lost Hills Solar, LLC, Blackwell Solar Holdings, LLC and Blackwell Solar, LLC, (vii) Henrietta Holdings’ direct or indirect ownership of all of the limited liability company interests of Parrey, LLC and (viii) Stateline Holdings’ direct or indirect ownership of all of the limited liability company interests of Desert Stateline, LLC, none of the General Partner, the Partnership nor OpCo owns, and at each Settlement Date none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(aa) Due Authorization of the Shares. The Shares and all outstanding shares representing partnership interests in the Company have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and will conform to the description of the Class A shares contained in the Registration Statement, the Disclosure Package and the Prospectus.

(bb) Sponsor Shares; Sponsor Units. As of the Execution Time, First Solar, Inc., a Delaware corporation (“First Solar”), and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”) own, directly or indirectly through Holdings, (i) 51,000,000 Class B shares (the “Sponsor Shares”), (ii) 15,500,000 OpCo Common Units and 35,500,000 OpCo Subordinated Units (such OpCo Common Units and OpCo Subordinated Units being collectively referred to herein as the “Sponsor Units”) and (iii) all of the IDRs. All of such Sponsor Shares and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). All of such Sponsor Units and IDRs and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the OpCo LLC Agreement, and are fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). The Sponsors will own, at each Settlement Date, such Sponsor Shares, Sponsor Units and IDRs free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or OpCo LLC Agreement or as described in the Registration Statement, the Disclosure Package or the Prospectus.

(cc) No Preemptive or Registration Rights. Except as contained in the Partnership Agreement or described in the Registration Statement, the Disclosure Package and the Prospectus and except for such rights as may have been waived, there are no (i) preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, except such rights as have been waived or satisfied.

(dd) No Conflict or Violation. (i) The issue and sale of the Shares will not and (ii) the execution, delivery and performance of this Agreement by the YieldCo Parties and the consummation of the transactions contemplated herein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the YieldCo Entities is a party or by which any of the YieldCo Entities is bound or to which any of the property or assets of any of the YieldCo Entities is subject, (B) result in any violation of the provisions of the certificate of formation, limited partnership agreement or limited liability company agreement (or similar organizational documents) of any of the YieldCo Entities, or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the YieldCo Entities or any of their properties, except, with respect to clauses (A) and (C), such conflicts or violations that would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the YieldCo Entities or any of their properties is required for the issue and sale of the Shares or the consummation by the YieldCo Entities of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms and arrangements herein and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Managers.

(ee) Absence of Violations, Defaults and Conflicts. None of the YieldCo Entities is (i) in violation of its certificate of formation or limited partnership agreement or limited liability company agreement (or similar organizational documents), (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body having jurisdiction over any of the YieldCo Entities or any of their respective properties, assets or operations, except, with respect to clauses (ii) and (iii), for such defaults or violations that would not reasonably be expected to result in a Material Adverse Effect.

(ff) Due Authorization. The execution and delivery of, and the performance by the YieldCo Parties of their respective obligations under, this Agreement (including but not limited to the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary limited partner action or limited liability company action, as applicable, on the part of the YieldCo Parties, and this Agreement has been duly executed and delivered by the YieldCo Parties.

(gg) Summaries of Law. The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Business—Our Portfolio,” “Business—Regulatory Matters,” “Business—Environmental Matters,” “Business—Government Incentives,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Description of the Shares” and “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings, agreements or documents, including related-party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate summaries of the terms of such statutes, rules or regulations, legal or governmental proceedings, agreements or documents, in all material respects. All agreements expressly referenced in the Registration Statement, the Disclosure Package and the Prospectus between any of the YieldCo Entities, on the one hand, and any of the Sponsors or any other party, on the other hand, are legal, valid and binding obligations of each such YieldCo Entity and each such Sponsor, as applicable, enforceable against each such YieldCo Entity and each such Sponsor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the YieldCo Entities or the Sponsors have sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to, described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or filed as an exhibit Registration Statement.

(hh) Filings and Governmental Licenses. The YieldCo Entities have filed or caused to be filed with the appropriate governmental entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the each of the YieldCo Entities’ businesses and each of their facilities under all applicable laws and the respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The YieldCo Entities (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of the business now operated by them, except for such Governmental Licenses the failure of which to hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) have not received any written notice of proceedings relating to the revocation or modification of any Governmental License.

(ii) Payment of Taxes. Each of the YieldCo Entities has filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with U.S. generally accepted principles of accounting (“GAAP”).

(jj) Possession of Intellectual Property. The YieldCo Entities own or possess or, to the YieldCo Parties’ knowledge, can obtain on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights, as well as related rights, such as registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business in all material respects as presently conducted and currently contemplated to be conducted in the future, except for such Intellectual Property the failure of which to possess or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the YieldCo Parties’ knowledge, none of the YieldCo Entities, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the YieldCo Entities have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the YieldCo Parties’ knowledge, except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the YieldCo Entities. The YieldCo Entities have taken commercially reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(kk) Partnership IT Systems. None of the material Intellectual Property employed by or on behalf of the YieldCo Entities has been obtained or is being used by the YieldCo Entities in violation of any contractual obligation binding on the YieldCo Entities or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The YieldCo Entities own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the YieldCo Entities (the “Partnership IT Systems”). The Partnership IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the YieldCo Entities as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Statistical and Market-Related Data. Nothing has come to the attention of the YieldCo Parties that has caused the YieldCo Parties to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.

(mm) Compliance with ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Partnership or any member of its Controlled Group would have any material liability; and (B) neither the Partnership nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) Environmental Laws. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the YieldCo Entities have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the YieldCo Entities have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit or appeal any such permits, licenses, authorizations or approvals; (iii) none of the YieldCo Entities is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (A) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (B) which is otherwise material; and no such proceeding has, to the YieldCo Parties’ knowledge, been threatened in writing or is known by the Partnership to be contemplated; and (iv) none of the YieldCo Entities has received written notice or is otherwise aware of any pending or threatened material claim against or potential material liability of any YieldCo Entity under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and none of the YieldCo Entities is aware of any facts or conditions that could reasonably be expected to give rise to any such material claim or material liability.

(oo) Restrictions on Dividends and Distributions. Except, in each case, (i) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (ii) as would not, individually or in the aggregate, materially adversely affected the ability of the Partnership to pay distributions on the Class A shares in the amounts and at the times contemplated in the Registration Statement and the Prospectus there are no restrictions on any Subsidiary (i) paying any dividends to the Partnership, the Sponsors or Holdings or (ii) making any other distribution on such Subsidiary’s equity interests.

(pp) NASDAQ Listing. The Shares have been approved for listing subject to notice of issuance on the NASDAQ Global Select Market (“NASDAQ”).

(qq) Certain Relationships and Related Party Transactions. There are no material related-party transactions involving the YieldCo Entities or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been described in such documents as required.

(rr) Absence of Labor Dispute. No material labor disturbance by or material dispute with employees of any of the YieldCo Entities exists or, to the knowledge of the YieldCo Parties, is threatened.

(ss) No Finder’s Fee. None of the YieldCo Entities is a party to any contract, agreement or understanding with any person (other than this Agreement ) that would give rise to a valid claim against any of the YieldCo Entities or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(tt) Absence of Proceedings. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the YieldCo Entities is a party or of which any property of any of the YieldCo Entities is the subject which, if determined adversely to such entity, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the YieldCo Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(uu) Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Shares.

(vv) Investment Company Act. Neither the Partnership nor any of the Subsidiaries is and, upon the issuance and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(ww) Financial Statements; Non-GAAP Financial Measures. The financial statements, together with related notes and schedules, included in the Registration Statement, the Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the entities purported to be shown thereby, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements, if any, or data included in the Registration Statement or the Prospectus, if any, comply with the applicable requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. Any non-GAAP financial measures (as such term is defined by the rules and regulations of the Commission), contained in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership or its predecessors for accounting purposes, fairly presents in all material respect the information purported to be shown thereby and complies in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable. The YieldCo Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(xx) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board.

(yy) Compliance with the Sarbanes-Oxley Act. The Partnership has been, and as of the date of this Agreement is, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) that are in effect and with which the Partnership is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect which will become applicable to the Partnership.

(zz) Accounting Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Partnership and has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP (it being understood that this subsection shall not require the Partnership to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The Partnership is not aware of any material weaknesses in its internal control over financial reporting.

(aaa) Disclosure Controls. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(bbb) Foreign Corrupt Practices Act. None of the YieldCo Entities nor, to the knowledge of the YieldCo Parties, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Partnership or any of its Subsidiaries has (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ccc) Money Laundering Laws. The operations of the YieldCo Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the YieldCo Parties, threatened.

(ddd) OFAC. None of the YieldCo Entities or, to the knowledge of the YieldCo Parties, any director, officer, employee, agent or affiliate of the YieldCo Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any YieldCo Entity located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”); and the YieldCo Entities will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, none of the YieldCo Entities have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(eee) Insurance. Each of the YieldCo Entities carry, or are covered by, insurance, from financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is generally deemed adequate and customary for companies engaged in similar businesses; and the YieldCo Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(fff) Stabilization. Neither the Partnership nor, to the YieldCo Parties’ knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act.

(ggg) FINRA Affiliation. To the knowledge of the YieldCo Parties, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the General Partner or the holders of 5% or greater of the Class A shares, except as described in the Registration Statement, the Disclosure Package and the Prospectus

(hhh) Accuracy of Exhibits. There are no contracts or other documents that are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act to be filed as exhibits to a document incorporated by reference into the Prospectus, that have not been so described in the Prospectus or filed as exhibits to the Registration Statement or such incorporated document.

(iii) XBRL. The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the General Partner or any of its subsidiaries and delivered to the Managers or to counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the YieldCo Parties to each Manager as to the matters set forth therein.

The YieldCo Parties acknowledge that the Managers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Partnership and counsel for the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the YieldCo Parties and the Managers agree that the Partnership may from time to time seek to sell Shares through a Designated Manager, acting as sales agent, or directly to any of the Managers acting as principal, as follows:

(a) The Partnership may submit to a Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Partnership and such Designated Manager. As used herein, “Trading Day” shall mean any trading day on the NASDAQ.

(b) Subject to the terms and conditions hereof, each Manager, at any time it is a Designated Manager, shall use its reasonable efforts to execute any Partnership order submitted to it hereunder to sell Shares and with respect to which such Designated Manager has agreed to act as sales agent. Subject to the terms of a Terms Agreement, the Managers may sell the Shares by any methods permitted by law. The Partnership acknowledges and agrees that (i) there can be no assurance that any Designated Manager will be successful in selling the Shares, (ii) no Designated Manager will incur any liability or obligation to the Partnership or any other person or entity if such Designated Manager does not sell Shares for any reason other than a failure by such Designated Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(c) The Partnership shall not authorize the issuance and sale of, and a Designated Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor as designated from time to time by the Board of Directors (the “Board”) of the General Partner, a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof. The Partnership shall notify the Managers in writing of the establishment of such minimum price, and shall notify a Designated Manager in writing of any modification thereto. In addition, the Partnership or a Designated Manager may upon notice to the other party hereto by telephone

(confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Designated Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(k), (l) or (m), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 3(g) or Section 4(j) hereof, or be obligated to conduct any due diligence session as referred to in Section 4(n) until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4(j)). For the avoidance of doubt, any period during which the Partnership has not provided instructions with respect to the sale of Shares pursuant to Section 3(a) hereof, or any period during which such instruction provided thereunder has been properly revoked by the Partnership, shall not be deemed a suspension of the program under this Agreement.

(d) The compensation to a Designated Manager for sales of the Shares with respect to which such Designated Manager acts as sales agent hereunder shall be 1.0% of the gross sales price of the Shares sold pursuant to this Agreement as mutually agreed to in writing by such Designated Manager and the Partnership. The foregoing rate of compensation shall not apply when a Manager, acting as principal, purchases Shares from the Partnership pursuant to a Terms Agreement. Any compensation or commission due and payable to any Managers hereunder with respect to any sale of Shares shall be paid by the Partnership to such Managers concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds due to the Partnership for such Shares (the “Net Proceeds”).

(e) Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Partnership to such Designated Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Partnership or its transfer agent to such Designated Manager’s or its designee’s account (provided such Designated Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The

Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Partnership shall (i) hold each applicable Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay each such Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If a Designated Manager violates this Agreement by failing to deliver the Net Proceeds to the Partnership on any Settlement Date for the Shares delivered by the Partnership, such Designated Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Designated Manger.

(f) If acting as sales agent hereunder, the Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Partnership following the close of trading on the NASDAQ each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the aggregate gross sales proceeds received from such sale and (ii) the commission payable by the Partnership to such Designated Manager with respect to such sales.

(g) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(j)) and Filing Date (as defined in Section 4(p)), the YieldCo Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of a Designated Manager to use its reasonable efforts to sell the Shares on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties of the YieldCo Parties herein (and the completion of any reasonable diligence to verify such accuracy by such Designated Manager), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(h) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Partnership and a Designated Manager, the Partnership shall not request the sale of any Shares that would be sold, and no Designated Manager shall be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Partnership is, or reasonably could be deemed to be, in possession of material non-public information.

(i) If the Partnership wishes to issue and sell the Shares pursuant to this Agreement other than as set forth in Section 3(a) of this Agreement directly to any of the Managers acting as principal (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Partnership after further discussion, such Manager or Managers and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager or Managers unless and until the Partnership and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(j) Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager or Managers. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager or Managers. The commitment of such Manager or Managers to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by such Manager or Managers pursuant thereto, the price to be paid to the Partnership for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(k) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Class A shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the General Partner (the “Board”), or a duly authorized committee thereof, and notified to the Managers in writing.

4. Agreements. The YieldCo Parties agrees with each of the Managers that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Partnership will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Partnership has furnished to the Managers a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Partnership under the Exchange Act that would be incorporated by reference into the Registration Statement and Prospectus) for its review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Managers prior to filing), and (ii) except for reports or other information required to be filed by the Partnership under the Exchange Act, the Partnership will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has prepared the Prospectus, in a form approved by the Managers, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Managers of such timely filing. The Partnership will promptly advise the Managers (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or any the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act or (F) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the relevant Manager(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager(s) in such quantities as the Manager(s) may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to

Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Partnership will deliver to the Managers and counsel for the Managers, without charge, as such Managers or counsel for the Managers may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and for so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the relevant Designated Manager, and each Manager agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Partnership will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class A shares of the Partnership to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Shares.

(i) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document which has been previously provided to the Managers pursuant to Section 6 herein.

(j) Upon commencement of the offering of the Shares under this Agreement (if requested by the Managers) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(p) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(j)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by a Manager), the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(j) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to provide a certificate under this Section 4(j) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to the Managers to sell Shares under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Shares following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(j), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Shares, the Partnership shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(d) of this Agreement.

(k) At each Representation Date, the YieldCo Parties shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager to the Terms Agreement) and to counsel to the Managers a written opinion of Baker Botts L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) At each Representation Date, Vinson & Elkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, the Partnership shall cause each independent accountant that prepares financial statements incorporated by reference into the Prospectus (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager to the Terms Agreement) a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager to the Terms Agreement) of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(n) At each Representation Date, if reasonably requested by the Managers, the YieldCo Entities will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management of the General Partner and the independent accountants of the Partnership. The YieldCo Entities shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the YieldCo Entities during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the YieldCo Entities, and their officers and agents, as the Managers may reasonably request.

(o) Nothing in this Agreement shall restrict a Manager from trading, and the Partnership acknowledges that each Manager may trade in the Class A shares for such Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(q) If to the knowledge of the YieldCo Parties, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Partnership will offer to any person who has agreed to purchase Shares from the Partnership as the result of an offer to purchase solicited by a Designated Manager the right to refuse to purchase and pay for such Shares.

(r) Each acceptance by the Partnership of an offer to purchase the Shares hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager(s) party to a Terms Agreement, as the case may be, that the representations and warranties of the YieldCo Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s) The Partnership will use its commercially reasonable efforts to cause the Shares to be listed for trading on NASDAQ and to maintain such listing.

(t) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Partnership shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(u) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(v) The Partnership will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

(w) The Partnership will not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any Class A shares or any other securities of the Partnership that are substantially similar to Class A shares (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Class A shares or Similar Securities (including without limitation, any options, warrants or other rights to purchase Class A shares or Similar Securities), or publicly announce an intention to effect any such transaction, in each case without giving each Manager at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Shares through any Manager pursuant to this Agreement or any Terms Agreement; (ii) file registration statements on Form S-8 relating to Class A shares that may be issued pursuant to the equity compensation plans described in clause (iii) of this sentence; (iii) issue securities (including Class A shares and Similar Securities) under the 8point3 General Partner, LLC Long-Term Incentive Plan (as amended, restated or otherwise modified from time to time) and any other equity compensation plan or arrangement that may be adopted by the General Partner from time to time in accordance with applicable law and NASDAQ rules; and (iv) issue securities (including Class A shares and Similar Securities) to the Sponsors or their respective subsidiaries as full or partial consideration for any sale or contribution of assets to the Partnership or its subsidiaries. In the event that notice of a proposed sale is provided by the Partnership to any Manager pursuant to this Section 4(w), such Manager shall suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by such Manager. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares under this Agreement or any alternative equity distribution agreement shall be effected by or through only one Manager, alternative manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers, alternative manager or sales agent sell Shares on the same day.

5. Payment of Expenses. The Partnership agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Managers, (iii) all fees and expenses of the Partnership’s counsel, independent public or certified public accountants and other advisors to the Partnership, and the reasonable fees and expenses of the Manager’s counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Partnership or the Managers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Managers of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the NASDAQ, (viii) all fees and expenses of the registrar and transfer agent of the Class A shares, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Partnership in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5 and in Section 7 hereof, the Managers shall pay their own expenses.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the YieldCo Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(p) of this Agreement; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Partnership Counsel to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(k) of this Agreement, opinions collectively covering the opinions the form of which are attached as Exhibit A.

(c) The Managers shall have received from Vinson & Elkins LLP, counsel for the Managers, on every date specified in Section 4(l) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement), with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Partnership shall have furnished or caused to be furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(j) of this Agreement, a certificate of the Partnership, signed by the chief executive officer or the President of the General Partner, and of the chief financial or chief accounting officer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the Partnership has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Partnership’s knowledge, threatened by the Commission;

(ii) since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii) the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv) each of the YieldCo Entities has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(e) The Partnership shall have requested and caused the Accountants to have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(m) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Partnership included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated

therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(h) The Shares shall have been listed and admitted and authorized for trading on the NASDAQ, and satisfactory evidence of such actions shall have been provided to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to the Terms Agreement).

(i) Prior to each Settlement Date and Time of Delivery, as applicable, each YieldCo Party shall have furnished to the Designated Manager such further information, certificates and documents as the Designated Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the applicable Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager with respect to itself only. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by a Manager, this Agreement shall remain in effect as to the other Manager that has not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to only such other Manager.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins LLP, counsel for the Managers, at 1001 Fannin, Suite 2500, Houston, Texas 77002, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of Managers. The YieldCo Parties will jointly and severally indemnify and hold harmless each Manager, its officers, directors, employees and selling agents, and each affiliate of any Manager who has participated in the distribution of the Shares as managers and each person who controls any Manager within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Manger may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the YieldCo Parties shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information concerning any Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 7(f).

(b) Indemnification of YieldCo Parties, Directors and Officers. Each Manager, severally and not jointly, will indemnify and hold harmless the YieldCo Parties, each of the directors and officers of the General Partner who signed the Registration Statement and each person who controls the Partnership within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which the YieldCo Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information concerning any Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 7(f); and will reimburse any of the YieldCo Parties for any legal or other expenses reasonably incurred by such YieldCo Entity in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the YieldCo Parties on the one hand and the Managers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of any of the YieldCo Parties on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by any of the YieldCo Parties on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Managers with respect to the Shares purchased under this Agreement or any applicable Terms Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the YieldCo Parties on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The YieldCo Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the YieldCo Parties under this Section 6 shall be in addition to any liability which the YieldCo Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act and each broker-dealer affiliate of any Manager; and the obligations of the Managers under this Section 7 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls any of the YieldCo Parties within the meaning of the Act.

(f) Each Manager confirms and the YieldCo Parties acknowledge and agree that the name and contact information of such Manager in the Prospectus constitute the only information furnished in writing by or on behalf of such Manager for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Manager for the Partnership, then Section 4(r) shall remain in full force and effect with respect to such Manager and the Partnership, (ii) with respect to any pending sale, through the Designated Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.

(e) In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in the Class A shares shall have been suspended or limited by the Commission or by NASDAQ, or trading in securities generally on either the NASDAQ or the

New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of such Manager there shall have occurred any Material Adverse Change or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the YieldCo Parties, the officers of the General Partner and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by a Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

If sent to Goldman, will be mailed, delivered or telefaxed to:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Facsimile: (212) 902-9316

Attention: Registration Department

If sent to Merrill Lynch, will be mailed, delivered or telefaxed to:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: TJ Opladen, with a copy to ECM Legal (facsimile: (212) 230-8730)

If sent to Mizuho, will be mailed or delivered to:

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Equity Capital Markets Desk

With a copy to: General Counsel

with a copy to:

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77002

Facsimile: (713) 751-5396

Attention: E. Ramey Layne

If sent to the YieldCo Entities, will be mailed or delivered to:

8point3 Energy Partners LP

77 Rio Robles

San Jose, California 95134

Attention: Chief Executive Officer

with a copy to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Facsimile: (713) 229-2727

Attention: Joshua Davidson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder; provided, that Merrill Lynch may, without notice to the YieldCo Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement.

12. No Fiduciary Duty. Each of the YieldCo Parties hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of any of the YieldCo Parties and (c) the YieldCo Parties’ engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the YieldCo Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager has advised or is currently advising it on related or other matters). Each of the YieldCo Parties agrees that it will not claim that a Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the YieldCo Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between each of the YieldCo Parties and the Managers with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The YieldCo Parties each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Manager” shall mean, as of any given time, a Manager that the Partnership has designated as sales agent to sell Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of

Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(p) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the YieldCo Parties and the Managers.

Very truly yours,

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Bryan Schumaker
Name:	Bryan Schumaker
Title:	Chief Financial Officer

8point3 General Partner, LLC

By:	/s/ Bryan Schumaker
Name:	Bryan Schumaker
Title:	Chief Financial Officer

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

CONFIRMED AND ACCEPTED, as of the date first written above:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Name:	Charles Park
Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Raymond Wood
Name:	Raymond Wood
Title:	Global Head of Power & Renewables

Mizuho Securities USA Inc.

By:	/s/ Paul Gaydos
Name:	Paul Gaydos
Title:	Director

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

Schedule I

[Form of Terms Agreement]	ANNEX I

8POINT3 ENERGY PARTNERS LP

Class A shares Representing Limited Partner Interests

TERMS AGREEMENT

                    , 20

[Goldman, Sachs & Co.

200 West Street

New York, New York 10282]

[or]

[Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036]

[or]

[Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022]

Dear Sirs:

8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [●], 2017 (the “Equity Distribution Agreement”), among the Partnership, 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “YieldCo Parties”), Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc., to issue and sell to [Goldman, Sachs & Co.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and [Mizuho Securities USA Inc.] the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[[Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.]shall have the right to purchase from the Partnership all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.] to the Partnership for the Purchased Shares. This option may be exercised by [Goldman,

Annex I-1

Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.], as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.] and the latter agrees to purchase from the Partnership the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Partnership.

Annex I-2

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:
Name:
Title:

8point3 General Partner, LLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

Annex I-3

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Class A shares representing limited partner interests in the Partnership

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Mizuho Securities USA Inc.]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The accountants’ letter referred to in Section 4(m).

(4)	The officers’ certificate referred to in Section 4(j).

(5)	Such other documents as the Manager shall reasonably request.

Annex I-4

EXHIBIT A

Form of Opinion of Partnership Counsel to be delivered pursuant to Section 6(b) of the

Equity Distribution Agreement

References to the Prospectus in this Exhibit A shall also include any supplements thereto at the Settlement Date or Time of Delivery, as applicable.

1. Formation and Qualification. Each of the General Partner, the Partnership and OpCo (the “Opinion Parties”) is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and conduct its business, in all material respects as described in the Registration Statement[, the Disclosure Package] and the Prospectus. Each of the Opinion Parties is duly qualified to transact business as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to such opinion.

2. Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite limited liability company power and authority to act as the sole general partner of the Partnership in all material respects as described in the Registration Statement[, the Disclosure Package] and the Prospectus.

3. Power and Authority to Act as Managing Member of OpCo. The Partnership has all requisite limited partnership power and authority to act as managing member of OpCo in all material respects as described in the Registration Statement[, the Disclosure Package] and the Prospectus.

4. Authority and Authorization. Each of the YieldCo Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver the Agreement [and any applicable Terms Agreement] and perform all its respective obligations thereunder.

5. Authorization, Execution and Delivery of the Agreement. [Each of the][The] Agreement [and any applicable Terms Agreement] has been duly authorized, executed and delivered by the YieldCo Parties.

6. Enforceability of the Partnership Agreement and OpCo LLC Agreement. The Partnership Agreement and the OpCo LLC Agreement to which an Opinion Party is a party each constitute the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under DRULPA and the DLLCA, as applicable; provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit A-1

7. Ownership of the General Partner. The Membership Interest (as defined in the Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement”)) has been duly authorized by all requisite limited liability company action on the part of the General Partner under the DLLCA and has been validly issued in accordance with the General Partner LLC Agreement. Holdings owns all of the issued and outstanding Membership Interest free and clear of all Liens (except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement[, the Disclosure Package] and the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “Delaware UCC”) naming Holdings as a debtor is on file in the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”).

8. Valid Issuance of the Shares. The Shares to be issued and sold by the Partnership and the limited partner interests represented thereby have been duly authorized by all requisite limited partnership action on the part of the Partnership under the DRULPA and, when issued and delivered by the Partnership pursuant to the Agreement [and any applicable Terms Agreement] against payment of the consideration set forth therein, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA).

9. Ownership of the Class B Shares. The [●] Class B shares have been duly authorized by all requisite limited partnership action on the part of the Partnership under the DRULPA and have been validly issued in accordance with the Partnership Agreement and have been fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); the Sponsors own all of the issued and outstanding Class B shares free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement[, the Disclosure Package] and the Prospectus) in respect of which a financing statement under the Delaware UCC naming either Sponsor as debtor is on file as of a recent date in the office of the Delaware Secretary.

10. Ownership of the General Partner Interest. The General Partner Interest has been duly authorized by all requisite limited partnership action on the part of the Partnership under the DRULPA and has been validly issued in accordance with the Partnership Agreement; the General Partner owns the General Partner Interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement[, the Disclosure Package] and the Prospectus) in respect of which a financing statement under the Delaware UCC naming the General Partner as debtor is on file as of a recent date in the office of the Delaware Secretary.

11. Ownership of OpCo Common Units and OpCo Subordinated Units. The [●] OpCo Common Units and the [●] OpCo Subordinated Units outstanding at the Execution Time have been duly authorized by all requisite limited liability company action on the part of OpCo under the DLLCA and have been validly issued in accordance with the OpCo LLC Agreement and have been fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).

Exhibit A-2

12. Valid Issuance of OpCo Common Units. The OpCo Common Units to be purchased by the Partnership from OpCo and the limited liability company interest represented thereby have been duly authorized by all requisite limited liability company action on the part of OpCo under the DLLCA and, when issued and delivered by OpCo to the Partnership against payment therefor, will be validly issued in accordance with the OpCo LLC Agreement and will be fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).

13. Valid Issuance of the OpCo Managing Member Interest. The OpCo Managing Member Interest has been duly authorized by all requisite limited liability company action on the part of OpCo under the DLLCA and has been validly issued in accordance with the OpCo LLC Agreement.

14. Ownership of the Incentive Distribution Rights. The IDRs and the membership interests represented thereby have been duly authorized by all requisite limited liability company action on the part of OpCo under the DLLCA and have been validly issued in accordance with the OpCo LLC Agreement and are fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and Holdings owns all of the IDRs free and clear of all Liens (except for restrictions on transferability contained in the OpCo LLC Agreement or as described in the Registration Statement[, the Disclosure Package] and the Prospectus) in respect of which a financing statement under the Delaware UCC naming Holdings as debtor is on file as of a recent date in the office of the Delaware Secretary.

15. No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement[, the Disclosure Package] and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Opinion Parties; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the organizational documents of any of the Opinion Parties or any other agreement or instrument filed as an exhibit to the [Partnership’s Annual Report on Form 10-K for the year ended November 30, 2016 or any Current Report on Form 8-K filed subsequent to November 30, 2016] (the “Specified Agreements”). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Agreement [or any applicable Terms Agreement] gives rise to any rights for or relating to the registration of any Class A shares or other securities of the Partnership, except such rights as have been waived or satisfied.

16. Investment Company Act. The Partnership is not now, and immediately following the sale of the Shares to be sold by the Partnership pursuant to the Agreement [and any applicable Terms Agreement] and application of the net proceeds from such sale as described in the Registration Statement[, the Disclosure Package] and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as defined in the Investment Company Act.

17. Non-contravention. None of the execution and delivery by the Partnership of the Agreement [or any applicable Terms Agreement] or consummation of the issuance and sale of the Shares contemplated thereby: (i) conflicts with the organizational documents of any Opinion

Exhibit A-3

Party, (ii) constitutes a violation of, or a default under, any Specified Agreements, or (iii) violates the DRULPA, the DLLCA, New York law or applicable federal law of the United States, which violations or defaults, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Partnership to issue and sell the Shares pursuant to the Agreement [or any applicable Terms Agreement]; provided, however, that such counsel need express no opinion in this paragraph 17 with respect to federal or state securities laws and other anti-fraud laws.

18. No Consents. No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware, New York or federal court, governmental agency or body having jurisdiction over any of the Opinion Parties or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Shares or (ii) the execution and delivery of the Agreement by the YieldCo Parties, other than (a) registration of the Shares under the Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Managers (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the Partnership to issue and sell the Shares pursuant to the Agreement [and any applicable Terms Agreement].

19. Effectiveness of the Registration Statement. The Registration Statement has been declared effective under the Act; any required filing of the Prospectus, and any supplements thereto, with the Commission pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examinations for that purpose have been instituted by the Commission.

20. Description of Class A Shares. The statements in the Prospectus[, the Disclosure Package] and the Registration Statement under the captions “Description of the Shares,” “Provisions of Our Partnership Agreement and the OpCo Limited Liability Company Agreement Relating to Cash Distributions,” “Description of Our Partnership Agreement” and “Description of the OpCo Limited Liability Company Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Class A shares, are accurate in all material respects.

21. Descriptions and Summaries. The statements in the Prospectus[, the Disclosure Package] and the Registration Statement under the captions “Description of Our Partnership Agreement,” “Description of the OpCo Limited Liability Company Agreement” and “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to constitute descriptions or summaries of certain provisions of the documents, federal laws of the United States, the DRULPA or the DLLCA, are accurate in all material respects.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Opinion Parties and information obtained from

Exhibit A-4

public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by applicable federal law of the United States, New York law, the DRULPA and the DLLCA, (iv) with respect to the opinions expressed as to the due qualification to transact business and good standing as a foreign limited partnership, foreign limited liability company or foreign general partnership, as the case may be, of the Opinion Parties, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Time of Delivery and shall be provided to counsel to the Managers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Opinion Parties may be subject, and (vi) with respect to the opinions expressed in paragraphs 7, 9, 10 and 14 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming Holdings, the General Partner or either Sponsor, as applicable, as debtor.

In addition, such counsel shall make a statement to the following effect:

We have reviewed the Registration Statement[, the Disclosure Package] and the Prospectus and have participated in conferences with officers and other representatives of the YieldCo Parties, representatives of the Partnership’s independent registered public accountants and with your representatives and your counsel at which the contents of the Registration Statement, [the Disclosure Package,] the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement[, the Disclosure Package] or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement[, the Disclosure Package] and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement[, the Disclosure Package] and the Prospectus (except to the extent stated in paragraphs 20 and 21 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, as of the latest Effective Date and the Prospectus, as of its date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act; and

(b) nothing came to our attention that caused us to believe that:

(1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

Exhibit A-5

(2) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

[; or (3) the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading]1 it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

[1]	Bracketed language need only be included if the “Disclosure Package” at the time such opinion is rendered contains documents in addition to those covered by the term “Prospectus” as defined in this Agreement, or if the opinion is being delivered at a Time of Delivery relating to the delivery of Shares to a Designated Manager pursuant to a Terms Agreement.

Exhibit A-6